Exhibit 4.1 WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC as Issuer and BARCLAYS BANK PLC LLOYDS BANK CORPORATE MARKETS PLC MUFG SECURITIES EMEA PLC NATWEST MARKETS PLC as Joint Lead Managers SUBSCRIPTION AGREEMENT in respect of £250,000,000 1.625 per cent. Fixed Rate Notes due 2035 issued under WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC £4,000,000,000 Euro Medium Term Note Programme FMDCM/012160-01992/PHCS/VLYS VLYS(LDNL37578) L_LIVE_EMEA1:47900763v3

THIS AGREEMENT is made on 5 October 2020 BETWEEN: (1) WESTERN POWER DISTRIBUTION (SOUTH WALES) PLC (the “Issuer”), and (2) BARCLAYS BANK PLC, LLOYDS BANK CORPORATE MARKETS PLC, MUFG SECURITIES EMEA PLC, NATWEST MARKETS PLC (together, the “Joint Lead Managers”) WHEREAS: (A) The Issuer has entered into an amended and restated dealer agreement dated 21 August 2020 (the “Dealer Agreement”) with the Dealers and the Arranger named in it in respect of the Issuer’s £4,000,000,000 Euro Medium Term Note Programme (the “Programme”). (B) The Issuer proposes to issue £250,000,000 1.625 per cent. Fixed Rate Notes due 2035 (the “Notes”) and the Joint Lead Managers wish to subscribe such Notes. IT IS AGREED as follows: 1. ISSUE OF THE NOTES 1.1 Dealer Agreement: The Notes shall be issued pursuant to clause 2.2 (Syndicated Issues) of the Dealer Agreement and on the terms of clauses 3 (The Notes), 5 (Offering of Notes) to 10 (Indemnification) (but not 9.1 (Initial Conditions Precedent)), 12.1 and 12.2 (Taxation and Costs), 13 (Survival of Certain Representations and Obligations), 14.2 (Rights Accrued), 15 (Communications), 17 (Currency Indemnity) to 20 (Governing Law and Jurisdiction) of the Dealer Agreement as modified by this Agreement. Unless otherwise defined in this Agreement, terms defined in the Dealer Agreement shall have the same meaning in this Agreement. References in the Dealer Agreement to “Notes” and “Dealers” shall be construed as references to the Notes and the Joint Lead Managers, respectively, for the purposes of this Agreement. 1.2 The Notes: The Notes shall be in the form and have the terms set out in Schedule 4 (Terms and Conditions of the Notes) to the Trust Deed as completed by the Final Terms dated the date of this Agreement relating to the Notes which the Issuer confirms it has prepared and copies of which it authorises the Joint Lead Managers to distribute in connection with the offering and sale of the Notes. 1.3 Agreement to Issue: Subject to the terms and conditions of this Agreement, the Issuer agrees to issue the Notes on 7 October 2020 (the “Closing Date”) or such later date not being later than 21 October 2020 as the Issuer and the Joint Lead Managers may agree (the “Issue Date”), to the Joint Lead Managers or as the Joint Lead Managers may direct in accordance with Clause 6 (Closing). The Notes shall be issued at a price equal to 98.946 per cent. of their nominal amount plus accrued interest, if any, on the Notes from the Closing Date to the Issue Date (the “Issue Price”), subject to the adjustments referred to in Clause 7 (Commission). 1.4 Publicity: The Issuer confirms the arrangements made on its behalf by the Joint Lead Managers for announcements in respect of the Notes to be published on such dates and in such newspapers or other publications as it may agree with the Joint Lead Managers. 2. AGREEMENT BY THE JOINT LEAD MANAGERS 2.1 The Joint Lead Managers jointly and severally agree that they shall subscribe the Notes on the Issue Date, all on the terms set out herein. 2.2 The execution of this Agreement on behalf of all parties hereto will constitute acceptance by each Joint Lead Manager of the ICMA Agreement Among Managers Version 1 (the “AAM”) subject to any amendment notified to such Joint Lead Manager in writing at any time prior to its execution of this Agreement. References in the AAM to the “Lead Manager” shall mean the Joint Lead Managers FMDCM/012160-01992/PHCS/VLYS VLYS(LDNL37578) 2 L_LIVE_EMEA1:47900763v3

and references to each of the “Settlement Lead Manager” shall mean Lloyds Bank Corporate Markets plc. 2.3 As among the Joint Lead Managers and without prejudice to Clause 2.1, the Joint Lead Managers agree to allocate the Notes as set out in the table below: Joint Lead Manager Underwriting Commitment (£) Barclays Bank PLC 62,500,000 Lloyds Bank Corporate Markets plc 62,500,000 MUFG Securities EMEA plc 62,500,000 NatWest Markets Plc 62,500,000 Total 250,000,000 3. STABILISATION The parties hereto confirm the appointment of Lloyds Bank Corporate Markets plc as the central point responsible for public disclosure of stabilisation and handling any competent authority requests, in each case, in accordance with Article 6(5) of Commission Delegated Regulation EU 2016/1052 of 8 March 2016 supplementing Regulation (EU) No 596/2014 of the European Parliament and of the Council (as amended or superseded) with regard to regulatory technical standards for the conditions applicable to buy-back programmes and stabilisation measures. Lloyds Bank Corporate Markets plc shall act as Stabilisation Manager in connection with the distribution of the Notes, and the provisions of clause 5.3 of the Dealer Agreement shall be deemed to be incorporated by reference into this Agreement mutatis mutandis. 4. MIFID II PRODUCT GOVERNANCE RULES Solely for the purposes of the requirements of Article 9(8) of the MIFID II Product Governance rules under EU Delegated Directive 2017/593, as amended or superseded (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules: (a) each of the Joint Lead Managers (each a “Manufacturer” and together the “Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Final Terms in connection with the Notes; and (b) the Issuer notes the application of the Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Notes by the Manufacturers and the related information set out in the Final Terms in connection with the Notes. 5. CONDITIONS PRECEDENT Clause 9.2 (Continuing Conditions Precedent) of the Dealer Agreement shall apply to the issue and subscription of the Notes save that clause 9.2(h) (Comfort Letter) shall not apply. 6. CLOSING 6.1 Issue of Notes: At 10.00 hours (London time) (or such other time as may be agreed between the Joint Lead Managers and the Issuer) on the Issue Date, the Issuer shall issue and deliver to the Joint Lead Managers or their order in such place as the Joint Lead Managers may reasonably require a temporary and permanent Global Note representing the Notes duly executed and authenticated. FMDCM/012160-01992/PHCS/VLYS VLYS(LDNL37578) 3 L_LIVE_EMEA1:47900763v3

6.2 Payment: Against such delivery the Joint Lead Managers shall pay or cause to be paid to the Issuer the net subscription moneys for the Notes (being the aggregate amount payable for the Notes calculated at the Issue Price less the commissions referred to in Clause 7 (Commissions) and the amount payable to the Lead Manager under Clause 8 (Expenses)). Such payment shall be made by the Common Service Provider on behalf of the Joint Lead Managers, in pounds sterling in immediately available funds to such pounds sterling account in HSBC Bank plc, Bristol as shall be notified by the Issuer to the Joint Lead Managers, evidence of such payment taking the form of a confirmation by the Common Service Provider that it has made the relevant payment to the Issuer. 7. COMMISSION The Issuer shall pay to the Joint Lead Managers a combined management and underwriting commission of 0.325 per cent. of the nominal amount of the Notes. Such commission shall be deducted from the subscription moneys by the Joint Lead Managers prior to payment to the Issuer and shall be shared equally between the Joint Lead Managers. 8. EXPENSES The Issuer shall be responsible for paying all costs and expenses incurred in connection with the issue of the Notes. 9. COMMUNICATIONS The telephone number, fax number, postal address, electronic address and designated person of the Joint Lead Managers for the purposes of clause 15 (Communications) of the Dealer Agreement are: Barclays Bank PLC 5 The North Colonnade Canary Wharf London E14 4BB United Kingdom Tel: +44 (0)207 773 9098 Email: LeadManagedBondNotices@barclayscorp.com Attention: Debt Syndicate Lloyds Bank Corporate Markets plc 10 Gresham Street London EC2V 7AE United Kingdom Tel: +44 (0)207 050 6060 Email: CB-MarketsFinancing-BondSyndicate@LloydsBanking.com Attention: Bond Syndicate MUFG Securities EMEA plc Ropemaker Place 25 Ropemaker Street London EC2Y 9AJ United Kingdom Tel: +44 (0)207 628 5555 Email: legal-primarymarkets@int.sc.mufg.jp Attention: Legal – Primary Markets FMDCM/012160-01992/PHCS/VLYS VLYS(LDNL37578) 4 L_LIVE_EMEA1:47900763v3

NatWest Markets Plc 250 Bishopsgate London EC2M 4AA United Kingdom Fax: +44 (0) 20 7085 2591 Email: STEM@natwestmarkets.com Attention: EMTN Desk 10. SELLING RESTRICTIONS For the purposes of paragraph 3.2 (United States of America) and 3.3 (United States of America) of Schedule 2 (Selling Restrictions) to the Dealer Agreement, the applicable TEFRA exemption is D Rules. 11. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999 A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. 12. SEVERAL OBLIGATIONS AND NO CROSS-DEFAULT For the avoidance of doubt, clause 19 (Several obligations and no cross-default) of the Dealer Agreement shall apply mutatis mutandis to this Agreement. 13. GOVERNING LAW AND JURISDICTION 13.1 Governing Law: This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by English law. 13.2 Jurisdiction: The courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with this Agreement (including any non-contractual obligations arising out of or in connection with this Agreement) and accordingly any legal action or proceedings arising out of or in connection with this Agreement (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This Clause is for the benefit of each of the Joint Lead Managers and shall not affect the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not). 14. COUNTERPARTS This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original. Any party may enter into this Agreement by signing any such counterpart. FMDCM/012160-01992/PHCS/VLYS VLYS(LDNL37578) 5 L_LIVE_EMEA1:47900763v3

THIS AGREEMENT has been entered into on the date stated at the beginning. WESTERN POWER DISTRIBTUION (SOUTH WALES) PLC By: BARCLAYS BANK PLC By: LLOYDS BANK CORPORATE MARKETS PLC By: MUFG SECURITIES EMEA PLC By: NATWEST MARKETS PLC By: FMDCM/012160-01992/PHCS/VLYS VLYS(LDNL37578) 6 L_LIVE_EMEA1:47900763v3